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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 2, 2007

                                 Belden CDT Inc.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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
           Delaware                     001-12561                   36-3601505
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(State or other jurisdiction of  (Commission File Number) (IRS Employer Identification No.)
        incorporation)
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                        7701 Forsyth Boulevard, Suite 800
                            St. Louis, Missouri 63105
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          (Address of Principal Executive Offices, including Zip Code)

                                 (314) 854-8000
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              (Registrant's telephone number, including area code)

                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 2, 2007, Belden CDT Inc. ("Company") received a commitment letter ("Commitment") from Wachovia Bank, National Association and certain Wachovia affiliates ("Wachovia"). The Commitment sets out the terms by which Wachovia would provide the Company (i) a senior secured term loan of up to $125 million and (ii) a senior secured revolving credit facility of up to $200 million (individually, a "Facility" and together the "Facilities"). The Company may use the Facilities to refinance its existing senior secured credit facility or for ongoing working capital requirements and other corporate purposes (including acquisitions). The Commitment includes a term sheet that describes the general terms and conditions for each Facility ("Term Sheet").

A copy of the Commitment (including the Term Sheet) is included as Exhibit 10.1 to this report and should be read in its entirety for a complete description of the Commitment. The following summary of the Commitment does not purport to summarize all of the conditions, covenants, representations, warranties and other provisions of the Commitment or the Facilities, or the financial documents that would be executed in connection with closing the Facilities.

Wachovia's undertaking to provide the Commitment is subject to various conditions, including: that no material adverse condition or change has occurred since December 31, 2005 in the business or financial condition of the Company and its subsidiaries (taken as a whole), and the satisfaction of various other conditions described in the Term Sheet.

The Commitment, unless accepted by the Company before March 2, will expire. If the Company accepts the Commitment before this deadline, it will have until April 2 to complete the closing of either Facility (or both); otherwise the Commitment will expire on such date.

The Facilities consist of a five-year revolving credit facility for an amount of up to $200 million and a six-year term loan facility for an amount of up to $125 million. The documentation for the Facilities would include, among other things, a credit agreement, guarantees and appropriate pledge, security, mortgage and other collateral documents. The revolving credit facility would be payable in full on the fifth anniversary of the closing of the facility. The term loan facility would amortize in equal quarterly installments in an aggregate amount of 1% of the original principal borrowed, with the remainder due on the sixth anniversary of the closing of the loan.

The Facilities would have representations, warranties, affirmative and negative covenants, and financial covenants substantially similar to the those in the Company's existing credit facility. In addition, the Facilities would have a maximum total leverage ratio and minimum fixed charge coverage ratio. Events of default would be similar to those in the Company's existing credit facility.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (d)   Exhibits.

      10.1 Commitment letter, dated February 2, 2007, of Wachovia Bank, National Association, Wachovia Investment Holdings, LLC, Wachovia Capital Markets, LLC.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BELDEN CDT INC.

Date: February 8, 2007                 By: /s/ Kevin L. Bloomfield
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                                           Kevin L. Bloomfield
                                           Vice President, Secretary and General
                                           Counsel

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